SENTO REPORTS MUTUAL AGREEMENT WITH CFO TO NOT EXTEND CONTRACT

SALT LAKE CITY, Utah, January 4, 2007 – Sento Corporation (Nasdaq: SNTO), a right-channeling solutions leader, today reported that based on mutual agreement, the employment contract of the Company’s Senior VP of Finance and Chief Financial Officer Anthony Sansone will not be extended or renewed when it expires on July 11, 2007. Mr. Sansone’s contract calls for a 180 day notice for any non-renewal and such was given. Mr. Sansone will continue to perform his duties throughout his remaining tenure with the Company.

Mr. Sansone stated, “I have enjoyed being part of the Sento team since 2004. I also am very interested in other business opportunities and believe the time is right for me to pursue them.”

Patrick F. O’Neal, President and CEO of Sento, stated: “We want to thank Tony for his many contributions to our Company and wish him well as he continues his career. We are also pleased that he will continue to carry out his responsibilities during a transition period.”

The Company will now commence its efforts to recruit a new CFO.

SENTO PROFILE

Sento Corporation (www.sento.com) specializes in Right Channeling(SM), a proven methodology designed to optimize customer contact solutions and ensure that companies make informed choices for multi-channel communication that support their business goals and customer expectations. We offer outsourced customer contact services designed to optimize the way companies interact with their customers to enhance brand loyalty, improve customer satisfaction, drive business initiatives and reduce service costs. Through our proprietary Customer Choice Platform(SM), we offer comprehensive professional services and customer interaction tools for customer acquisition, customer service and technical support. Companies can select communication channels from a range of integrated live support and web-enabled self-help applications that combine voice, chat, email and web forums. With operations in the U.S., The Netherlands, and France, plus partnerships in India and other low-cost regions, Sento provides customer contact solutions in 19 languages to industry-leading clients worldwide including McAfee, LensCrafters, Philips, Thomson, and Overstock.com.

FORWARD-LOOKING STATEMENTS

Statements in this press release, which are not purely historical, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements encompass Sento’s beliefs, expectations, goals, hopes or intentions regarding future events. Words such as “expects,” “intends,” “estimates,” “believes,” “anticipates,” “should” and “likely” also identify forward-looking statements. All forward-looking statements included in this release are made as of the date hereof and are based on information available to Sento as of such date. Sento assumes no obligation, and specifically disclaims any obligation, to update any forward-looking statement. Actual results could differ materially from those anticipated for a number of reasons, including, among others: the Company’s stock price has historically been volatile; variations in market and economic conditions; the Company’s dependence on its limited number of key clients; failure to renew existing client contracts for continuation of services; reduction in services requested by the Company’s clients resulting in lower revenues for the Company; the Company’s ability to complete negotiations and execute client agreements; failure to maintain the listing of its common stock on NASDAQ Capital Market; risk of equipment failure and/or emergency interruption of the Customer Contact Solutions operations; and other unanticipated factors. Risk factors, cautionary statements and other conditions, which could cause actual results to differ from the Company’s current expectations, are contained in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-KSB.

Contact:

Patrick F. O’Neal, CEO, Sento at 801-431-9209 or pat_oneal@sento.com

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